                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name: Anthony J. Ciabattoni

Address: 16 Lagunita Drive, Laguna Beach, California 92651

Designated Filer: Ciabattoni Living Trust Dated August 17, 2000 (the "Trust")

Issuer & Ticker Symbol: Tri-Isthmus Group, Inc. (TISG.OB)

Date of Event Requiring Statement: February 11, 2009

Note: The securities of the issuer beneficially owned by Trust and reflected on this Form 4 may be deemed to be indirectly beneficially owned by Mr. Ciabattoni, in his capacity as a trustee of the Trust with shared power to vote and dispose of such securities.

Signature: /s/ Anthony J. Ciabattoni
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           Anthony J. Ciabattoni